AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 5th day of March, 2012, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, listed in Exhibit V and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the DSM Global Growth Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit V is hereby superseded and replaced with Exhibit V attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric W. Falkeis	By: /s/ Michael R. McVoy
Name: Eric W. Falkeis	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit V
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series	Date Added
DSM Large Cap Growth Fund	on or after June 15, 2009
DSM Global Growth Fund	on or after March 5, 2012

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE – June, 2009

Annual Service Charges to the Fund*
• Base Fee Per Cusip                                                $[  ] /year
• NSCC Level 3 Accounts                                       $[  ] /open account
• No-Load Fund Accounts                                      $[  ] /open account
• Load Fund Accounts                                            $[  ] /open account
• Daily Accrual Fund Accounts                             $[  ] /open account
• Closed Accounts                                                   $[  ] /closed account
Activity Charges
• Manual Shareholder Transaction                        $[  ] /transaction
• Omnibus Account Transaction                           $[  ] /transaction
• Correspondence                                                     $[  ] /item
• Telephone Calls                                                      $[  ] /minute
• Voice Response Calls                                            $[  ] /call
• Qualified Plan Accounts                                       $[  ] /account (Cap at $[  ]/SSN)

Implementation Charges
• First Cusip                                                               $[  ] /fund group setup, first Cusip
• Subsequent Cusips                                                $[  ] /each additional Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

[Advisor’s Signature not required as fees are not changing – only the DSM Global Growth Fund is being added]

Exhibit V (continued) to the PMP Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES - FEE SCHEDULE at June, 2009
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Premium (Fund Groups over [  ] open accounts)
• Implementation - $[  ] per fund group – includes up to [  ] hours of technical/BSA support
• Annual Base Fee - $[  ] per year
2. FAN Web Select (Fund Groups under [  ] open accounts) – See Functionality Worksheet
• Implementation - $[  ] per fund group – includes up to [  ] hours of technical/BSA support
• Annual Base Fee - $[  ] per year
3. FAN Web Direct (API) – Quoted Separately
4. Customization - $[  ] per hour
5. Activity (Session) Fees:
• Inquiry - $[  ] per event
• Account Maintenance - $[  ] per event
• Transaction – financial transactions, reorder statements, etc. - $[  ] per event
• New Account Set-up - $[  ] per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
• Inquiry Only
• Inquiry - $[  ] per event
• Per broker ID - $[  ] per month per ID
• Transaction Processing
• Implementation - $[  ] per management company
• Transaction – purchase, redeem, exchange, literature order - $[  ] per event
• New Account Set-up – may contain multiple fund/accounts - $[  ] per event
• Monthly Minimum Charge - $[  ] per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
• Base Fee Per Management Company – file generation and delivery - $[  ] per year
• Per Record Charge
• Rep/Branch/ID - $[  ]
• Dealer - $[  ]
• Price Files - $[  ] or $[  ]/user/month, whichever is less

CLIENT Web DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
• Setup - $[  ]
• Service - $[  ]/month/user
• Access to the following systems included:
• BDS – Statement Storage and Retrieval
• ReportSource – Mainframe T/A Report Library
• T/A Imaging – Thin Client AWD
• FundSource – Comprehensive Fund Information
    CLIENT DEDICATED LINE DATA ACCESS – For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
• $[  ] per year per workstation for TA2000 AWD access
• Plus data communications setup and monthly charges based upon location and bandwidth
• Plus training billed at hourly rates plus out-of-pocket expenses

TRANSFER AGENT TRAINING SERVICES • On-site at USBFS - $[ ] per day • At client location - $[ ] per day plus travel and out-of-pocket expenses

[Advisor’s Signature not required as fees are not changing – only the DSM Global Growth Fund is being added]

Exhibit V (continued) to the PMP Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2009
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
• [  ] days or less – $[  ]/open account
• [  ]- [  ] days – $[  ]/open account
• [  ]- [  ] days – $[  ]/open account
• [  ] days – [  ] year - $[  ]/open account
• [  ] year – [  ] years - $[  ]/open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation. • $[ ]/direct open account/year
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
• $[  ] setup/fund group of 1-5 funds, $[  ] setup/fund group of over 5 funds
• $[  ] /account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[ ] per open account per year.
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $[ ] setup/fund group • $[ ] /certificate transaction
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
• $[  ] setup/fund group
• $[  ] /month administration
• $[  ] /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
• $[  ] per fund group per month

FAF Money Market Fund Service Organizations • $[ ] per money market share class per year • Out-of-pocket expenses – see Transfer Agent Fee Schedule
Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
• Setup - $[  ] per fund group
• Annual Fee - $[  ] per open and closed account

[Advisor’s Signature not required as fees are not changing – only the DSM Global Growth Fund is being added]